EXHIBIT 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

LETTER OF TRANSMITTAL

Radian Group Inc.

Offer to Exchange

$195,176,000 aggregate principal amount of 9.000% Senior Notes due 2017

(the “Old Notes”)

(CUSIP Nos. 750236 AL5 and U74927 AB7)

for

$195,176,000 aggregate principal amount of 9.000% Senior Notes due 2017

(the “New Notes”)

(CUSIP No. 750236 AM3)

that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

PURSUANT TO THE PROSPECTUS DATED                     , 2013 (the “Prospectus”)

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON                     , 2013, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE (THE “WITHDRAWAL DATE”).

Delivery to:

Global Bondholder Services Corporation

as Exchange Agent

By Regular, Registered or Certified Mail,

By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions Only) (212) 430-3775/3779 Attention: Corporate Actions	65 Broadway, Suite 404 New York, NY 10006 Attention: Corporate Actions	Banks and Brokers Call: (212) 430-3774 All Others Call Toll Free: (866) 873-6300

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED THEREFOR BELOW AND COMPLETE THE INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 (ATTACHED HERETO), OR AN APPROPRIATE IRS FORM W-8, AS APPLICABLE. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned acknowledges that he or she has received the prospectus, dated                     , 2013 (the “Prospectus”), of Radian Group Inc., a Delaware corporation (the “Company”), and this letter of transmittal, which together constitute the Company’s offer to exchange (the “Exchange Offer”) any and all of the Company’s issued and outstanding 9.000% Senior Notes due 2017 (the “Old Notes”) for 9.000% Senior Notes due 2017 (the “New Notes”) that have been registered under the Securities Act.

For each $1,000 principal amount of Old Notes tendered and accepted, the holder will receive an equal principal amount of New Notes. Old Notes may be tendered and accepted for payment only in principal amounts equal to minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. The New Notes will accrue interest from January 4, 2013. Holders of Old Notes accepted for exchange will receive interest on the New Notes and not on the Old Notes, provided that such holders of Old Notes will receive interest on the Old Notes and not on the New Notes if and to the extent the record date for such interest payment occurs prior to the completion of the Exchange Offer.

For a holder to validly tender Old Notes for exchange pursuant to the Exchange Offer, this properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantee or, in the case of a book-entry transfer, an agent’s message (as defined below) in lieu of such letter of transmittal, and any other required documents must be timely received by Global Bondholder Services Corporation, as Exchange Agent prior to the Expiration Date. In addition, a timely confirmation of a book-entry transfer of such Old Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedure for book-entry transfer set forth under the caption “The Exchange Offer—Book-Entry Transfers” in the Prospectus, must be received by the Exchange Agent prior to the Expiration Date. The term “agent’s message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of the confirmation of book-entry tender of Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”), which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by this letter of transmittal and that the Company may enforce this letter of transmittal against such participant. See Instruction 1. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The method of delivery of Old Notes, letters of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by regular U.S. mail, the Company recommends that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery and receipt by the Exchange Agent. No letters of transmittal or Old Notes should be sent to the Company.

The undersigned has completed the appropriate boxes below and signed this letter of transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

DESCRIPTION OF OLD NOTES	1	2	3
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Old Notes	Principal Amount Tendered**

*       Need not be completed if Old Notes are being tendered by book-entry transfer.

**     Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiples thereof. See Instruction 1.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number: Transaction Code Number:

By crediting the Old Notes to the Exchange Agent’s account at the Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting to the Exchange Agent a computer-generated agent’s message in which the holder of the Old Notes agrees to be bound by the terms of, and makes the representations and warranties contained in, this letter of transmittal, the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owner(s) of such Old Notes all provisions of this letter of transmittal (including all representations and warranties) applicable to it and such beneficial owner(s) as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the Exchange Agent.

The undersigned represents that at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes or the Old Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it represents and acknowledges that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes; however, by so acknowledging and delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. In addition, such broker-dealer represents that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.

The undersigned acknowledges that the Company’s acceptance of Old Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled “The Exchange Offer” and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

The undersigned hereby irrevocably constitutes and appoints Global Bondholder Services Corporation, the Exchange Agent, as the agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company in connection with the Exchange Offer) with respect to the tendered Old Notes with full power of substitution to:

•	deliver such Old Notes, or transfer ownership of such Old Notes on the account books maintained by DTC, to the Company and deliver all accompanying evidences of transfer and authenticity, and

•	present such Old Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes,

all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

The undersigned acknowledges that this Exchange Offer is being made on the belief, based upon interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in several no-action letters to third parties, that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by the holders, other than holders who are broker-dealers, without further compliance with the registration and prospectus delivery provisions of the Securities Act. The SEC, however, has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as it has in other interpretations to third parties. In addition, any holder of Old Notes who is an affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any participating broker-dealer who purchased the Old Notes for its own account other than as a result of market-making activities or other trading activities:

•	will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters;

•	will not be entitled to tender its Old Notes in the Exchange Offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made under an exemption from those requirements.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it represents and acknowledges that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes; however, by so acknowledging and delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company believes that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes with the Prospectus. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement covering the Exchange Offer by the SEC is declared effective and (ii) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market-making or other trading activities, the Company will, subject to certain limitations, make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any New Notes acquired in the Exchange Offer. By accepting the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer acknowledges and agrees that upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein (in light of the circumstances in which they were made) not misleading, such broker-dealer will suspend use of the Prospectus until (i) the Company has amended or supplemented the Prospectus to correct such misstatement or omission and (ii) either the Company has furnished copies of the amended or supplemented Prospectus to such broker-dealer or, if the Company has not otherwise agreed to furnish such copies or otherwise declines to do so as described above, the Prospectus may not be used for or in connection with an offer to resell, a resale or any other retransfer of the New Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer.

The undersigned, by submitting this letter of transmittal, or agreeing to the terms of this letter of transmittal pursuant to an Agent’s Message, is deemed to acknowledge, represent, warrant and agree as follows:

•	the undersigned is not an affiliate of the Company;

•	the undersigned is not a broker-dealer tendering Old Notes that it acquired in exchange for securities acquired directly from the Company for its own account;

•	the Old Notes being exchanged have been, and any New Notes to be received by the undersigned will be, acquired in the ordinary course of its business;

•

at the time of the Exchange Offer, the undersigned has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, the distribution, within the meaning of the Securities Act, of the New Notes in violation of the provisions of the Securities Act; and

•

if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such New Notes.

The acknowledgments, representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date, which is expected to be                     , 2013 (the “Settlement Date”).

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer to the Company of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the section of the Offer to Exchange entitled “The Exchange Offer—Withdrawal Rights.”

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OLD NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

IMPORTANT: This letter of transmittal or a facsimile hereof or an Agent’s Message in lieu thereof (together with a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent prior to the Expiration Date.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING THE BOX ABOVE.

IN ORDER TO VALIDLY TENDER OLD NOTES FOR EXCHANGE, HOLDERS OF OLD NOTES MUST COMPLETE, EXECUTE AND DELIVER THIS LETTER OF TRANSMITTAL.

Except as stated in the Prospectus, all authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

(COMPLETE ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W-8)

Signature of Owner

Date:

Area Code and Telephone Number:

This letter of transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the security position listing of DTC or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):
(Please Type or Print)

Capacity:

Address:
(Including Zip Code)

Principal place of business (if different from address listed above):

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Numbers:

Signature Guarantee

(If Required by Instruction 3)

Signature(s) Guaranteed By An Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.	Delivery of this letter of transmittal and Old Notes.

This letter of transmittal is to be completed by holders of Old Notes if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the sections of the Offer to Exchange entitled “The Exchange Offer—Procedures for Tendering Old Notes” and “—Book-Entry Transfers” and an agent’s message is not delivered. Tenders by book-entry transfer also may be made by delivering an agent’s message in lieu of this letter of transmittal. The term “agent’s message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of the confirmation of book-entry tender of Old Notes into the Exchange Account at DTC (a “Book-Entry Confirmation”), which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, this letter of transmittal and that the Company may enforce this letter of transmittal against such participant. Book-Entry Confirmation, as well as a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantee, or agent’s message in lieu thereof, and any other required documents, must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Old Notes tendered hereby must be in denominations of $1,000 and any integral multiples thereof.

The method of delivery of this letter of transmittal, the Old Notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If Old Notes are sent by regular U.S. mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date. See the section of the Prospectus entitled “The Exchange Offer.” No letters of transmittal or Old Notes should be sent to the Company.

2.	Partial Tenders (not applicable to holders who tender by book-entry transfer).

If less than all of the Old Notes are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Old Notes to be tendered in the box above entitled “Description of Old Notes—Aggregate Principal Amount of Old Notes.” ALL OF THE OLD NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE INDICATED.

3.	Signatures on this letter of transmittal; Bond Powers; Guarantee of Signatures.

If this letter of transmittal is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name on DTC’s security position listing as the holder of such Old Notes without any change whatsoever.

If any tendered Old Notes are owned of record by two or more joint owners, all of such owners must sign this letter of transmittal.

If any tendered Old Notes are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal as there are different names.

If this letter of transmittal is signed by a person other than the registered holder of the Old Notes tendered hereby, the letter of transmittal must be accompanied by appropriate bond powers, signed exactly as the name of the registered holder appears on the security position listing, with the signature on the bond powers guaranteed as described below.

If this letter of transmittal or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

SIGNATURES ON BOND POWERS REQUIRED BY THIS INSTRUCTION 3 MUST BE GUARANTEED BY A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (A “MEDALLION GUARANTOR”).

SIGNATURES ON THIS LETTER OF TRANSMITTAL NEED NOT BE GUARANTEED BY A MEDALLION GUARANTOR, PROVIDED THE OLD NOTES ARE TENDERED FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION.

An “Eligible Institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

4.	Transfer Taxes.

The Company will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer. If, however, New Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this letter of transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed to such transferring holder.

5.	Waiver of Conditions.

The Company reserves the right to waive satisfaction of any or all conditions enumerated in the Prospectus prior to the Expiration Date.

6.	No Conditional Tenders; Defects.

No alternative, conditional or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this letter of transmittal or an agent’s message in lieu thereof, shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

7.	Withdrawal Rights.

Tenders of Old Notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the Expiration Date (the “Withdrawal Date”). For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above on or prior to the Withdrawal Date.

Any notice of withdrawal must:

•

specify the name of the person having tendered the Old Notes to be withdrawn and, if different, the name of the registered holder of such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position as the owner of such Old Notes);

•	identify the Old Notes to be withdrawn (including the principal amount of such Old Notes);

•

unless transmitted through ATOP, be signed by the holder of such Old Notes in the same manner as the original signature on this letter of transmittal, including any required signature guarantees (or, in the case of Old Notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed in the applicable agent’s message), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Old Notes; and

•

if this letter of transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company (which power may be delegated to the Exchange Agent), whose determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular Old Note not properly tendered or to not accept any particular Old Note which acceptance might, in the Company’s or its counsel’s judgment, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The Company’s or the Exchange Agent’s interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we determine. None of the Company, the Exchange Agent or any other person is under any duty to notify you of any defect or irregularity with respect to your tender of Old Notes for exchange, and no one will be liable for failing to provide such notification. Any Old Notes withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures set forth in the section of the Prospectus entitled “The Exchange Offer—Book-Entry Transfers”; such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following the procedures described above at any time prior to the Expiration Date.

8.	Requests For Assistance or Additional Copies.

Questions concerning tender procedures and requests for additional copies of the Prospectus, this letter of transmittal and other related documents may be directed to the Exchange Agent at the address and telephone number indicated below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

Global Bondholder Services Corporation

65 Broadway, Suite 404

New York, New York 10006

Banks and Brokers Call Collect: (212) 430-3774

All Others Call Toll Free: (866) 873-6300

Only manual signed copies of this letter of transmittal will be accepted. This letter of transmittal and any other required documents should be sent or delivered by each registered holder or such registered holder’s broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at the address set forth above.